Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is made and effective as of February 2, 2018 (the “Effective Date”), by and between BioDelivery Sciences International, Inc., located at 4131 ParkLake Avenue, Suite #225, Raleigh, NC 27612 (”BDSI”) and Mark Sirgo (the “Consultant”).

WHEREAS, BDSI desires to engage Consultant to perform the consulting services on the terms provided for herein.

NOW, THEREFORE, in consideration of the foregoing promises and the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Consulting Services. BDSI retains the Consultant to perform, in coordination with the Chairman of the Board, such assignments as made by the Chairman of the Board.

2. Payment to Consultant. As compensation for consulting services rendered or to be rendered, BDSI shall pay Consultant a cash fee as follows: (i) $30,000 per month for services provided in the months of January, February, and March 2018; and (ii) after March 31, 2018, at the rate of $250 per hour. For services provided through March 31, 2018, BDSI shall make payment by check or wire transfer delivered to consultant on or before the last business day of each month. For services provided after March 31, 2018, Consultant shall submit to BDSI a statement and invoice detailing the services provided and the time incurred by the fifth day of the month after the month in which services are rendered. BDSI shall make payment by check or wire transfer delivered to consultant within 14 days after receipt of Consultant’s invoice.

3. Term of Agreement. This Agreement shall commence as of the Effective Date and shall continue until terminated by either party at any time after March 31, 2018. After March 31, 2018, the Agreement shall become at-will, meaning that either Consultant or BDSI may terminate the engagement at any time, for any reason, upon written notice to the other party. If BDSI provides such notice, Consultant shall be paid for his services provided prior to his receipt of such notice.

4. Time and Place of Service. Consultant agrees to be reasonably available to render consulting services at the time and locations as may be reasonably requested by BDSI.

5. Independent Contractor. Both BDSI and Consultant agree that the Consultant will act as a part-time, independent contractor in the performance of his duties under this Agreement. Accordingly, among other matters relating to such relationship between the parties, the Consultant shall: (i) have no power, right or authority to bind or act on behalf of BDSI in any manner and (ii) be responsible for payment of all taxes, fees, licenses and or registrations, including international or national federal, state and local taxes, social security taxes (including the employer’s share of FICA) and any other governmental payments, fees, or taxes, that might be required, whether federal, state or local, arising directly or indirectly out of the Consultant’s activities under this Agreement.

6. Non-Exclusive Basis. Consultant acknowledges and agrees that Consultant’s engagement by BDSI hereunder is on a non-exclusive basis, and that BDSI, in its sole discretion, may engage other consultants to render services of the same, similar, or different, nature as those being rendered by Consultant.

7. Miscellaneous. This Agreement constitutes the entire Agreement and understanding between BDSI and Consultant with regard to the specific matters set forth herein, and this Agreement may not be modified or changed, except by written instruments signed by each of the parties or their respective successors or assigns. This Agreement shall not amend in any way the Retirement Agreement that Consultant and BDSI entered into on August 23, 2107 or the Supplemental Release agreement entered into on or around January 5, 2018, pursuant to that Retirement Agreement. In addition, the parties intend that Consultant incurred a “Separation from Service” within the meaning of Section 409A of the Internal Revenue Code (the “Code”) from BDSI on January 2, 2018, and that the parties do not intend that the level of services provided by Consultant under this Agreement, or otherwise, will alter or affect such Separation from Service. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. This Agreement shall be construed in accordance with the laws of the State of North Carolina, without regard to the conflicts of laws principles thereof. The unenforceability, for any reason, of any term, condition, covenant or provision of this Agreement shall neither limit nor impair the operation, enforceability or validity of any of the other terms, conditions, provisions or covenants of this Agreement. This Agreement may be executed in one or more counterparts in any manner (paper, facsimile, electronic or other means), each of which, when taken together, shall constitute one and the same agreement.

The undersigned have executed this Agreement as of the date first written above.

BioDelivery Sciences International, Inc.		Consultant

By:	/s/ Ernest R. DePaolantonio	/s/ Mark Sirgo
	Name: Ernest R. DePaolantonio	Mark Sirgo
Title: Chief Financial Officer

Date:	February 2, 2018	Date:	February 2, 2018

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